UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 16, 2012

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Senior Notes and Indenture

On May 16, 2012, Magnum Hunter Resources Corporation (the “Company”) successfully completed the issuance and sale of $450,000,000 aggregate principal amount of its 9.750% Senior Notes due 2020 (the “Senior Notes”). The Senior Notes are unsecured and are fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, on a senior unsecured basis by certain of the Company’s domestic subsidiaries (the “Guarantors”), and may be guaranteed by certain future domestic subsidiaries of the Company. The Senior Notes and the Guarantees were offered and sold inside the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The Senior Notes and the Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Senior Notes were issued at a price of 98.646% of their face amount and will provide estimated net proceeds to the Company, after fees and estimated expenses, of $432.2 million.  The Company intends to use the net proceeds of this offering, together with other sources of liquidity, (i) to finance a portion of the pending $311 million previously announced acquisition of oil properties in the Williston Basin from Baytex Energy USA Ltd., scheduled to close on May 22, 2012, (ii) to pay off all amounts outstanding under the Company’s existing Term Loan, (iii) to repay outstanding debt under the Company’s Revolving Credit Facility, (iv) to increase the Company’s 2012 upstream capital budget from $150 million to $325 million (92% of capital budget focused on Williston Basin and Eagle Ford) and (v) for general corporate purposes.

The Senior Notes were issued pursuant to an indenture entered into on May 16, 2012 (the “Indenture”) among the Company, the Guarantors, Wilmington Trust, National Association, as the Trustee, and Citibank, N.A., as the Paying Agent, Registrar and Authenticating Agent. The terms of the Senior Notes are governed by the Indenture, which contains affirmative and negative covenants that, among other things, limit the Company’s and the Guarantor’s ability to incur or guarantee additional indebtedness or issue certain preferred stock; pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated indebtedness or make certain other restricted payments; transfer or sell assets; make loans and other investments; create or permit to exist certain liens; enter into agreements that restrict dividends or other payments or distributions from restricted subsidiaries to the Company; consolidate, merge or transfer all or substantially all of their assets; engage in transactions with affiliates; and create unrestricted subsidiaries.

The Senior Notes will mature on May 15, 2020, and interest on the Senior Notes will be paid semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2012.

The Indenture also contains customary events of default. Upon the occurrence of events of default arising from certain events of bankruptcy or insolvency, the Senior Notes shall become due and payable immediately without any declaration or other act of the Trustee or the holders of the Senior Notes. Upon the occurrence of certain other events of default, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Senior Notes may declare all outstanding Senior Notes to be due and payable immediately.

The Senior Notes are redeemable by the Company at any time on or after May 15, 2016, at the redemption prices set forth in the Indenture. The Senior Notes are redeemable by the Company prior to May 15, 2016, at the redemption prices plus a “make-whole” premium set forth in the Indenture. The Company is also entitled to redeem up to 35% of the aggregate principal amount of the Senior Notes before May 15, 2015 with net proceeds that the Company raises in equity offerings at a redemption price set forth in the Indenture, so long as at least 65% of the aggregate principal amount of the Senior Notes issued under the indenture (excluding Senior Notes held by the Company) remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering. If the Company experiences certain change of control events, each holder of Senior Notes may require the Company to repurchase all or a portion of the Senior Notes for cash at a price equal to 101% of the aggregate principal amount of such Senior Notes, plus any accrued and unpaid interest up to, but not including the date of repurchase.

A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Indenture in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Indenture.

Registration Rights Agreement

In connection with the issuance and sale of the Senior Notes, the Company and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several initial purchasers (collectively, the “Initial Purchasers”), dated May 16, 2012.  Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Senior Notes can exchange the Senior Notes for registered senior notes with substantially identical terms or, under certain circumstances, register the resale of the Senior Notes under the Securities Act. In addition, the Company and the Guarantors have agreed to exchange the Guarantees for registered guarantees having substantially the same terms as the original Guarantees. The Company and the Guarantors will use commercially reasonable efforts to cause the exchange to be completed within 365 days after the issuance of the Senior Notes. The Company and the Guarantors are required to pay additional interest if they fail to comply with their obligations to exchange registered Senior Notes, or register the Senior Notes, within the specified time periods.

A copy of the Registration Rights Agreement is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Registration Rights Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Item 2.03.                                          Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.                                          Regulation FD Disclosure.

Closing of Common Stock Offering

On May 16, 2012, the Company issued a press release announcing that it closed its underwritten public offering of 35,000,000 shares of its common stock, par value $0.01 per share (the “common stock”) at a price of $4.50 per share.  A copy of the press release relating to the closing of the Company’s underwritten public offering of its common stock is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Closing of Senior Notes Offering

On May 16, 2012, the Company issued a press release announcing that it closed its private offering to eligible purchasers of $450 million in aggregate principal amount of the Senior Notes.  A copy of the press release relating to the closing of the Senior Notes is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
4.1	Indenture, dated May 16, 2012, by and among the Company, the Guarantors named therein, Wilmington Trust, National Association and Citibank, N.A., as Paying Agent, Registrar and Authenticating Agent
4.2

Registration Rights Agreement, dated May 16, 2012, by and among the Company, the Guarantors named therein and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as the representatives of the several Initial Purchasers named therein

99.1	Press Release of the Company, dated May 16, 2012, relating to the closing of the Company’s common stock offering
99.2	Press Release of the Company, dated May 16, 2012, relating to the closing of the Company’s Senior Notes offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: May 16, 2012	By:	/s/ Gary C. Evans
	Name:	Gary C. Evans
	Title	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated May 16, 2012, by and among the Company, the Guarantors named therein, Wilmington Trust, National Association and Citibank, N.A., as Paying Agent, Registrar and Authenticating Agent
4.2

Registration Rights Agreement, dated May 16, 2012, by and among the Company, the Guarantors named therein and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as the representatives of the several Initial Purchasers named therein

99.1	Press Release of the Company, dated May 16, 2012, relating to the closing of the Company’s common stock offering
99.2	Press Release of the Company, dated May 16, 2012, relating to the closing of the Company’s Senior Notes offering